EXHIBIT 10.2

SEPARATION AGREEMENT

and

GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (hereinafter “Agreement”) is entered into by and between David M. Orwasher (hereinafter “Employee”), on the one hand and The Joint Corp., (hereinafter “Employer”) on the other hand.

R E C I T A L S:

WHEREAS, Employee has been employed by Employer as its President and Chief Operating Officer since January 2014 until September 2015, and as its Chief Development and Strategy Officer since September 2015, under the terms and conditions set forth in an employment agreement dated December 10, 2013 (hereinafter the “Employment Agreement”) which terminates without action of either party on December 10, 2016;

WHEREAS, Employee and Employer have entered into an Agreement of Confidentiality and Noninterference dated December 10, 2013 (hereinafter the “Confidentiality Agreement”);

WHEREAS, Employee and Employer have entered into an Indemnification Agreement dated December 12, 2013 (hereinafter the “Indemnification Agreement”); and

WHEREAS, Employee and Employer desire to end the employment relationship between each other and, in the process, settle, compromise and resolve any and all potential differences and disputes between them without the burden, expense and delay of litigation, and without any admission of fault or liability by Employer or Employee.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee voluntarily and knowingly agree as follows:

1. Recitals Incorporated. The foregoing recitals are incorporated as part of this Agreement by this reference.

2. Definitions. For the purposes of this entire Agreement:

(a) “Employer” means The Joint Corp., and, to the extent applicable, as direct, intended and third party beneficiaries hereof, its past, present, and future officers, employees, directors, representatives, trustees, administrators, fiduciaries, attorneys, insurers, agents, parent corporations, subsidiaries, affiliated entities, predecessors, successors, heirs, and assigns, jointly and severally, in both their personal and official capacities.

(b) “Employee” means David M. Orwasher and his heirs and assigns.

3. Consideration.

(a) To Employee. The parties agree that the following shall be continuing obligations of Employer, after termination of Employee’s employment, and such terms shall supersede and govern any contrary terms in the Employment Agreement or any stock option or restricted stock agreements between Employer and Employee:

(i) Provided that Employee continues to perform his obligations as set forth in Section 3(b) of this Agreement, Employer shall:

(A) make the payments to Employee set forth in Section 9(a) of the Employment Agreement for nine (9) consecutive months pursuant to Employer’s regular payroll schedule beginning on the next regularly scheduled payroll date following the effective date of this Agreement;

(B) for the avoidance of doubt, cause all options to purchase common stock of Employer, whether granted to Employee pursuant to the Employment Agreement or pursuant to any subsequent grant of options, and all restricted shares of the Employer’s stock, whether granted to Employee pursuant to the Employment Agreement or pursuant to any subsequent grant of restricted shares, to vest as of the effective date of this Agreement, notwithstanding any provision of the Employment Agreement or applicable stock option or restricted stock agreements to the contrary;

(C) extend the period in which any vested option to purchase common stock of Employer held by Employee may be exercised, to expire on December 31, 2017;

(D) continue Employee’s participation in Employer’s health and welfare insurance plans for a period of nine (9) months from the effective date of this Agreement to the extent and at the level Employee is participating at the time of his termination of employment;

(E) pay Employee all accrued vacation pay and paid time off in a lump sum payment on the next regularly scheduled payroll date following the effective date of this Agreement;

(F) timely pay the rent and any other costs associated with Employee’s obligations under the lease for his current residence in Scottsdale, Arizona for the remainder of its term, commencing on May 05, 2016; and

(G) pay all reasonable costs associated with moving Employee’s personal possessions and contents, as well as shipping Employee’s vehicle, from Arizona back to Connecticut; and

(H) reimburse Employee for all other reasonable incidental expenses associated with Employee’s move from Arizona back to Connecticut.

(ii) Employer acknowledges that the Indemnification Agreement remains in full force and effect and shall provide indemnification benefits to Employee for periods following the termination of Employee’s employment with Employer in accordance with the terms of the Indemnification Agreement.

(b) To Employer. The parties agree that the following shall be continuing obligations of Employee, after the termination of his employment, and such terms shall supersede and govern any contrary terms in the Employment Agreement or Confidentiality Agreement:

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(i) Confidentiality and Return of Property.

(A) Employee acknowledges that in the course of his employment by the Employer, he has had access to and become informed of confidential and secret information that is a competitive asset of Employer (“Confidential Information”), including, without limitation, (i) the terms of agreements between Employer and its employees, regional developers, franchisees and suppliers (ii) pricing strategy, (iii) sales and marketing methods, (iv) product development ideas and strategies, (v) personnel and franchisee training and development programs, (vi) financial results, (vii) strategic plans and demographic analyses, (viii) proprietary computer and systems software and (ix) any non-public information concerning Employer, its employees, regional developers, franchisees, suppliers and customers. Regardless of any actual or alleged breach by Employer of this Agreement, Employee shall keep all Confidential Information in strict confidence and shall not directly or indirectly make known, divulge, reveal, furnish, make available or use any Confidential Information until and unless such Confidential Information becomes, through no fault of Employee, generally known to the public or Employee is required by law to make disclosure (after giving Employer reasonable notice and an opportunity to contest such requirement). Employee’s obligations under this Section 3(b)(i)(a) are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which Employee may have to Employer under general legal or equitable principles.

(B) Employee has returned to Employer all documents relating to the business of Employer, all property of Employer, and all Confidential Information which are in his custody or control. Employee represents that he has not made and shall never make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information which have not been returned to Employer. All such documents and other property furnished to Employee by Employer or otherwise acquired or developed by Employer shall at all times be the property of Employer.

(C) Employer shall reimburse Employee in accordance with Employer policies and procedures for reasonable travel and related expenses incurred in connection with this Agreement.

(ii) Covenant not to Compete; No Inducement; No Solicitation.

(A) for a period of twelve (12) months from the effective date of this Agreement, Employee shall not, without the prior written consent of Employer (which consent may be withheld for any reason or no reason), directly or indirectly or by action in concert with others, own, manage, operate, join, control, perform consulting services for, be employed by, participate in or be connected with any business, enterprise or other entity (or the ownership, management, operation, or control of any such business, enterprise or other entity) (a “Competing Enterprise”) engaged anywhere in the United States in the Restricted Business as defined in Section 1(l) in the Employment Agreement (hereinafter “Restricted Business”).

Notwithstanding the foregoing, Employee may make purely passive investments on behalf of himself, his immediate family or any trust in public companies engaged in a Competing Enterprise so long as the aggregate interest represented by such investments does not exceed 1% of any class of the outstanding debt or equity securities of any Competing Enterprise.

(B) for a period of two years from the effective date of this Agreement, Employee shall not, directly or indirectly, in any capacity, on his own behalf or on behalf of any other firm, person or entity, induce or attempt to induce any regional developer, franchisee or clinic manager of Employer to cease doing business in whole or in part with Employer, solicit the business of any such person for any Restricted Business or otherwise create any ill will or negative publicity with respect to Employer.

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(C) for a period of two years from the effective date of this Agreement, Employee shall not, directly or indirectly, in any capacity, on his own behalf or on behalf of any other firm, person or entity, undertake or assist in the solicitation of any employee of Employer (including without limitation, employees of Employer’s franchisees), to terminate his or her employment with Employer or with a franchisee.

(iii) Non Disparagement. From the effective date of this Agreement forward, Employee and Employer each agrees not to make any statements or take any actions which:

(A) in any way disparage each other; or

(B) could foreseeably harm the reputation and/or good will of each other; or

(C) knowingly cause, encourage, or condone the making of any actions or statements prohibited by sections (A) or (B), above, directly or indirectly.

(iv) Cooperation. From the date of this Agreement forward, Employee shall:

(A)        fully cooperate with and assist Employer in any dispute in which Employer is involved and in which Employee may have information about or has been involved. Such cooperation and assistance shall be provided at a time and manner mutually and reasonably agreeable to Employee and Employer, and shall include, but not be limited to, providing information, documents, and testimony; submitting to depositions, and generally cooperating to assist Employer; and

(B)        fully cooperate with and assist Employer in the transition in all areas of Employee’s responsibility for the conduct of Employer’s business to the officers and employees of Employer who have been assigned by Employer to assume such duties. In this regard, Employee shall within one week of the effective date of this Agreement, deliver a transition memorandum to Employer setting forth in reasonable detail, all material open matters with respect to which Employee has devoted his attention during the six month period ending on the effective date of this Agreement, including the status of such matters, the timeline for completion of such uncompleted matters, key persons within and outside of the Company who are involved in such matters and their respective roles, and any other information reasonably necessary or appropriate in order to effect the transition of responsibility for such matters from Employee to the persons to whom they have been reassigned.

4. Release.

(a) Employee. Employer hereby irrevocably and unconditionally releases and forever discharges Employee from any and all claims, whether currently known or unknown, liabilities, costs, expenses, fees, attorneys’ fees, demands, liens, agreements, covenants, actions, suits at law or equity, obligations, debts, damages, judgments, liabilities, expenses of whatever kind, known or unknown, suspected or unsuspected and damages of any nature whatsoever in connection with Employee’s employment, application for employment and discontinuation of employment with Employer, including but not limited to any contract or tort claims, which it had or now or may believe that it has against Employee based on any matter or thing occurring prior to its execution of this Agreement.

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Employer understands and acknowledges that this release forever bars it from suing or otherwise asserting a claim against Employee on the basis of any event occurring through its execution of this Agreement, whether the facts are now known or unknown, and whether the legal theory upon which such claim might be based is now known or unknown.

(b) Employer. Employee hereby irrevocably and unconditionally releases Employer and all other Released Parties from any and all claims, whether currently known or unknown, demands, liens, agreements, covenants, actions, suits at law or equity, obligations, debts, damages, judgments, liabilities, attorneys’ fees, costs, and expenses of whatever kind, known or unknown, suspected or unsuspected, which he had or has based on any matter or thing occurring prior to his execution of this Agreement, including but not limited to claims that arise from or relate to Employee’s employment with Employer. The released claims include any claims arising under the Age Discrimination in Employment Act, the Arizona Civil Rights Act, the Arizona Wage Payment Act, or Title VII of the Civil Rights Act of 1964. The released claims further include, but are not limited to, all claims for breach of contract, wrongful discharge or layoff, constructive discharge, retaliatory discharge, impairment of economic opportunity, intentional or negligent infliction of emotional harm, distress, or any other tort, including but not limited to defamation, invasion of privacy, intentional interference with contract or prospective advantage, violation of any constitutional right, sex discrimination, race discrimination, disability discrimination, age discrimination or any other form of employment discrimination or retaliation, and any and all claims arising from any alleged violations by or on behalf of Employer or any other Released Party under every applicable federal, state or local law, rule, regulation, ordinance, public policy or common law, including under the Arizona Employment Protection Act, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, or the Family and Medical Leave Act.

Employee understands and acknowledges that this release forever bars him from suing or otherwise asserting a claim against Employer or any of the other Released Parties on the basis of any event occurring through his execution of this Agreement, whether the facts are now known or unknown, and whether the legal theory upon which such claim might be based is now known or unknown. Employee further agrees and acknowledges that the Released Parties are intended third party beneficiaries of this release of claims.

Except as prohibited by law, should any charge or complaint be filed relating to Employee’s employment with Employer, Employee agrees that he will not accept any relief or recovery therefrom, and it shall be dismissed with prejudice upon presentation of this Agreement.

5. Acknowledgement of Full Payment. Employee acknowledges and agrees that upon Employer’s delivery of the entire consideration outlined in Section 3 of this Agreement, he will have received payment in full by Employer for all wages, overtime, accrued vacation and paid time off pay, bonuses, or other forms of compensation to which he was entitled as a result of his Employment with Employer. Employee agrees that this representation is a material term that has induced Employer to enter into this Agreement.

6. Provision for Unknown Claims. Employee and Employer each warrant that he/it does not have any claim or charge pending against Employer or any of the other Released Parties/ Employee with any court, tribunal, administrative agency, governmental agency, or other such body.

7. Waiver of Right to Recovery and No Inducement. Employee waives any right to monetary recovery should any administrative agency pursue any released claim on his behalf. To the extent permitted by law, and/or unless required by law, Employee agrees that he will not induce, aid, or abet anyone in instituting or prosecuting any pending or future claim against Employer or any other Released Party in any court, arbitral tribunal, or administrative agency. However, nothing in this provision shall be construed as prohibiting Employee from communicating with any government agency regarding any matter within such agency’s jurisdiction.

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8. Consultation with Legal Counsel. Employee acknowledges that this Agreement constitutes written notice from Employer that it advises him to seek legal counsel before signing this Agreement.

9. Notice of Time for Reflection and Waiver. Employee acknowledges that he has fully discussed all aspects of this Agreement with his attorney to the extent he wishes to do so. Employee agrees that he has carefully read and fully understands all of the provisions of this Agreement and that he is voluntarily entering into this Agreement. Employee agrees that, as part of this Agreement, he will be provided with consideration in addition to anything of value to which he is already entitled. Employee is advised that, prior to waiving claims he may have under the Age Discrimination in Employment Act, he may take up to twenty-one (21) calendar days to consider this Agreement before signing, and he may revoke this Agreement within seven (7) calendar days after he signs the Agreement. If Employee wishes to revoke the Agreement, he must do so by delivering written notification of the revocation before the expiration of the revocation period to [INSERT NAME OF PERSON TO RECEIVE NOTICE]. In the event this Agreement is signed prior to the expiration of 21 days, Employee acknowledges that he has voluntarily and knowingly agreed to waive his entitlement to take 21 days to consider this Agreement before signing for the purpose of expediting the settlement.

10. Effective Date of Agreement. This Agreement will be effective upon execution by both parties and the expiration of the seven-day revocation period outlined in Section 9 above, if applicable.

11. Representations and Warranties regarding Medicare. Employee hereby warrants that he is not, and has never been, a beneficiary of Medicare as of the effective date of this Agreement. Employee further acknowledges and agrees that he has not incurred medical expenses for any physical or emotional injuries that were allegedly caused by Employer or any other Released Party for which coverage or reimbursement has been provided by Medicare.

12. Full Consideration. Employee agrees that payment by Employer of the consideration stated in Section 3(a) as well as compliance with the above described terms constitutes full and sufficient legal consideration for the promises and covenants set forth in this Agreement.

13. No Admission of Wrongdoing. The parties each agree that nothing in this Agreement shall be construed as an admission by either of them of any wrongdoing or violation of any applicable law, and that nothing in this Agreement shall be so construed by any other person.

14. Bar. Employee and Employer specifically agree that this Agreement may be pled by Employee, Employer or any of the other Released Parties as an absolute bar to any released claim.

15. Complete Agreement. Unless as otherwise stated herein, this Agreement sets forth all of the terms and conditions of the agreement between the parties regarding the subject matter hereof and shall be considered and understood to be a contractual commitment and not a mere recital. This Agreement shall be binding upon Employer and its successors and assigns and upon Employee and his respective agents, heirs, executors, representatives, and assigns.

16. Fees and Costs. Each party shall bear and pay his or its own costs and attorneys’ fees with regard to this Agreement and any matters covered herein. However, in an action to enforce any term or terms of this Agreement or to seek damages for breach of this Agreement, the prevailing party in that action shall be entitled to recover reasonable attorneys’ fees.

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17. Waiver and Amendment. A waiver of any right under this Agreement must be in writing to be effective. This Agreement may be amended only by a writing signed by the parties. Any oral representation or modification concerning this Agreement shall be of no force or effect.

18. Severability. If any portion of this Agreement is held invalid by operation of law, the remaining terms of this Agreement shall not be affected, provided, however, that if the release in paragraph 4(b) of this Agreement is held invalid, Employer shall have the right to seek rescission of this Agreement.

19. Choice of Law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, except to the extent that federal laws apply.

20. Acknowledgement. Employee acknowledges that in executing this Agreement, he does not rely on any inducements, promises or representations made by Employer other than those expressly stated herein. Further, Employee declares that he has read this Agreement and fully understands its terms and contents, including his rights and obligations hereunder, and freely, voluntarily and without coercion enters into this Agreement. Employee agrees and acknowledges that the waiver and release of all rights or claims he may have under any local state or federal law is knowing and voluntary.

21. No Re-Employment. Employee agrees that he is ineligible and will not apply for or accept future employment with Employer, and that if he should make such an application, he acknowledges that Employer is under no obligation to consider it. Notwithstanding the same, Employer and Employee acknowledge that they have agreed to enter into discussions regarding a separate consulting agreement following Employee’s termination of employment under which Employee will provide specified limited services to Employer for an agreed upon compensation and duration to which this Section 21 shall not apply.

22. Section Headings. The section headings in this Agreement are solely for convenience of reference and shall not, in any way, affect the interpretation of this Agreement.

The Joint Corp.

By	/s/ John B. Richards		DAVID M. ORWASHER
	Its:	CEO	/s/ David M. Orwasher
	Dated:	4/29/16	Dated:	4/29/16

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